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                                                                   Exhibit 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-4 (Registration No. 333-60053) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-43659 and 333-59205) of Building One Services Corporation of our report dated February 19, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC
Atlanta, Georgia
March 26, 1999